                                                                   Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT
                              (as of March 1, 2001)


Allegiant Bank                                                 Missouri
         Allegiant Investment Company                          Delaware
                  Allegiant Real Estate Investment Trust       Delaware
         Equality Mortgage Company                             Missouri
         Allegiant Insurance Services Co.                      Missouri

Bank of Ste. Genevieve                                         Missouri
Bank of St. Charles County                                     Missouri
State Bank of Jefferson County                                 Missouri

Kratky Road, Inc.                                              Missouri

Allegiant Capital Trust I                                      Delaware
Allegiant Capital Trust II                                     Delaware
Allegiant Community Development Corporation                    Missouri